                              SETTLEMENT AGREEMENT

         This Settlement Agreement (the "Agreement") is entered as of this 24th day of November, 1998, between VDC Communications, Inc. (successor to VDC Corporation, Ltd.) ("VDC"), PortaCom Wireless, Inc. ("PortaCom") and Michael Richards (the "Disbursing Agent"). VDC and PortaCom may sometimes be collectively referred to herein as the "Settling Parties."

                                   BACKGROUND

         A. On March 23, 1998 (the "Filing Date"), PortaCom filed a voluntary petition for reorganization pursuant to Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), Case No. 98-661(PJW) (the "Bankruptcy Case").

         B. Prior to the commencement of the Bankruptcy Case, on September 30, 1997, VDC entered into an agreement with PortaCom to acquire PortaCom's interest in Metromedia China Corporation ("MCC"), consisting of 2,000,000 shares of MCC common stock ("MCC Shares") and warrants to purchase 4,000,000 shares of MCC common stock with a strike price of $4.00 per share ("MCC Warrants"), in consideration of VDC's issuance of 5.3 million shares of VDC common stock (the "VDC Shares") and up to $700,000 in cash ("1997 Sale Agreement"). The 1997 Sale Agreement was superseded by the Asset Purchase Agreement dated March 23, 1998 ("Asset Purchase Agreement").

         C. The Asset Purchase Agreement was subsequently amended by two Stipulations and Orders in Lieu of Objection, dated as of April 3, 1998 and April 23, 1998, respectively and by an Escrow Agreement ("Escrow Agreement"), which provided for an escrow account in the amount of

$2,682,000 funded by VDC (the "Escrowed Funds"), subject to adjustment, for the holders of priority and general unsecured claims against PortaCom.

         D. Pursuant to the Bankruptcy Court's Order entered April 23, 1998, the sale of the MCC Shares and MCC Warrants to VDC was approved pursuant to Bankruptcy Code ss. 363.

         E. On or about June 8, 1998, the sale of the MCC Shares and MCC Warrants to VDC was consummated (the "Asset Sale").

         F. On or about July 24, 1998, PortaCom filed an Amended Plan of Reorganization as Modified ("Plan") and accompanying Disclosure Statement. Attached to the Plan was a June 8, 1998 Memorandum of Understanding (the "MOU") which further amended the Asset Purchase Agreement.

         G. By Order dated September 17, 1998, this Court confirmed the Plan ("Confirmation Order"). The Plan was confirmed pursuant to Bankruptcy Code ss. 1129(a) and without objection.

         H. Following the entry of the Confirmation Order, but prior to the time that the Confirmation Order became final, VDC raised allegations that a fraud may have been committed against it in connection with the execution of the 1997 Sale Agreement, the Asset Purchase Agreement and the Asset Sale. In connection with such allegations, VDC filed a motion for reconsideration and for a stay of the Confirmation Order (the "Reconsideration Motion").

         I. On October 20, 1998, VDC, PortaCom and the Official Committee of Unsecured Creditors of PortaCom Wireless, Inc. (the "Committee") entered into a stipulation dated October 20, 1998 (the "October 20 Stipulation") pursuant to which PortaCom agreed to defer distribution of a portion of the VDC Shares under the Plan and VDC agreed to withdraw the Reconsideration Motion. The October 20 Stipulation was approved by the Bankruptcy Court on October 20, 1998. By operation of the October 20 Stipulation, the Confirmation Order became final and unappealable.

         J. Following the execution and approval of the October 20 Stipulation, VDC restated its intention to pursue its allegations of fraud and to rescind, in whole or in part, the Asset Sale.

         K. In order to avoid the expenses and risks associated with litigating the disputes which have arisen between VDC and PortaCom, the Settling Parties wish to settle the disputes between them in full.

                                    COVENANTS

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Settling Parties, intending to be bound legally hereby, covenant and agree as follows:


         1. Escrow Shares. (a) As soon as practicable after the execution of this Agreement, the Disbursing Agent shall segregate and hold separately certificates representing shares of VDC common stock (the "Escrow Shares"), consisting of a portion of the "First Series" and "Second Series" shares (as defined in the MOU) not disbursed pursuant to the Plan to creditors of PortaCom holding Allowed Claims in Classes 1, 2 or 5 (as defined in the Plan) ("Allowed Claimants"), for release by the Disbursing Agent in accordance with the terms hereof. The "Third Series" shares (as defined in the MOU) are pledged to MCC under the Pledge Agreement dated June 8, 1998 (the "Pledge Agreement"). At such time as the Third Series shares are returned to the Escrow Agent (as defined in the Plan) in accordance with the Pledge Agreement, the Settling Parties shall direct the Escrow Agent to deliver the Third Series shares to the Disbursing Agent and the Disbursing Agent shall substitute 2,000,000 of the Third Series shares for the First Series and Second Series shares deposited hereunder. Thereafter, such Third Series shares shall constitute the Escrow Shares. If there are less than 2,000,000 Third Series shares available for delivery to the Disbursing Agent, Second Series shares equal to the shortfall shall be retained by the Disbursing Agent. All First Series and Second Series shares originally deposited hereunder and exchanged for Third Series shares shall be retained by the Disbursing Agent for disposition pursuant to the Plan.

         (b) Notwithstanding the foregoing subsection (a), the Settling Parties agree that the Disbursing Agent may remove from the Escrow Shares such First Series or Second Series shares as may be required to permit PortaCom to (i) fund administrative expenses payable to Allowed Claimants under the Plan, (ii) satisfy or reserve for post-confirmation operating expenses of PortaCom, and
(iii) fund the reserve for post-confirmation professional fees as provided in
Section 5.10 of the Plan.

         2. Deliveries of Escrow Shares to PortaCom. The Disbursing Agent shall deliver all or a portion of the Escrow Shares (as described below) to PortaCom at any time during the eighteen (18) months commencing November 1, 1998 (the "Escrow Period") upon the satisfaction of any of the conditions set forth below. Where less than all Escrow Shares are delivered, Escrow Shares of the Second Series, if any, shall be delivered before Escrow Shares of the Third Series.

         (a) All Escrow Shares shall be delivered if any of the following occurs during the Escrow Period:

                  (i) MCC completes an initial public offering of shares of its common stock (the "MCC Stock") at a public offering price per share of $5.00 or more (adjusted for stock splits, reverse splits or recapitalizations occurring after the date hereof) and VDC's MCC Warrants, to the extent not exercised, remain valid and exercisable or have been canceled or otherwise terminated with VDC's consent.

                  (ii) Following a merger, share exchange or other transaction in which VDC obtains securities of another entity (the "Successor") in exchange for shares of MCC Stock, (A) either (i) any class of securities of the Successor received by VDC in such transaction, or into which securities received by VDC in such transaction are convertible (the "Successor Securities") are registered under the Securities Exchange Act of 1934 (the "1934 Act") and have an average market price per share for the five (5) trading days commencing with the trading date following the closing date of such transaction such that the Successor Securities received by VDC, or issuable upon conversion of such Successor Securities as were received by VDC, in exchange for a single share of MCC Stock (the "MCC Share Equivalent") (after adjustment for stock splits, reverse splits or recapitalizations occurring after the date hereof) provides VDC with $5.00 or more of market value for each of its MCC shares, or (ii) the Successor completes a public offering of any class of Successor Securities at a price of $5.00 or more for each MCC Share Equivalent (after adjustment for stock splits, reverse splits or recapitalizations occurring after the date hereof), (B) VDC's MCC Warrants remain valid and exercisable by VDC or have been exchanged for rights to acquire securities or property of the Successor (the "Warrant Equivalents") and (C) VDC's MCC Warrants or such rights, to the extent not exercised, remain valid and exercisable or have been canceled or otherwise terminated with VDC's consent. For purposes of this clause (ii), "market price" shall be the closing price at which a share of MCC Stock or an MCC Share Equivalent, as the case may be, traded on the date in question, as quoted on the NASDAQ National Market or Small Cap Market or on a national securities exchange.

                  (iii) (A) If VDC's MCC Warrants have expired, the MCC Stock is registered under the 1934 Act and the market price of one share of MCC Stock is $15.00 or more on at least 30 trading days during any 120 consecutive trading day period following the date of registration thereof; or (B) the Successor Securities are registered under the 1934 Act and the market price of an MCC Share Equivalent is $15.00 or more for at least 30 trading days during any 120 consecutive trading day period following the date of registration thereof. For purposes of this clause (iii), "market price" shall be the closing price at which a share of MCC Stock or an MCC Share Equivalent, as the case may be, traded on the date in question, as quoted on the NASDAQ National Market or Small Cap Market or on a national securities exchange.

                  (b) All or a portion of the Escrow Shares shall be delivered in the event that, during the Escrow Period, VDC sells or otherwise disposes of the MCC Shares, MCC Share Equivalents, MCC Warrants or MCC Warrant Equivalents in one or more transactions and/or VDC receives distributions of cash or property from MCC with respect to the MCC Shares (all amounts received by VDC are referred to collectively herein as "Proceeds") as follows:

                  (i) 666,667 Escrow Shares if aggregate Proceeds are $21,000,000 or more;

                  (ii) 1,333,333 Escrow Shares if aggregate Proceeds are $25,000,000 or more; and

                  (iii) 2,000,000 Escrow Shares if aggregate Proceeds are $30,000,000 or more.

For purposes of calculating Proceeds, cash and cash equivalents shall be valued at face, marketable securities shall be valued at the average closing price for the five (5) trading days commencing with the date in question as quoted on the NASDAQ National Market, the NASDAQ Small Cap Market or a national securities exchange, and all other Proceeds shall be valued at fair market value as determined by an independent qualified investment banker or appraiser acceptable to both parties, whose determination shall be binding on the parties absent manifest error.

         (c) All or a portion of the Escrow Shares shall be delivered based on the private equity valuation of MCC's businesses as of the end of the Escrow Period, as follows:

                  (i) 666,667 Escrow Shares if VDC's portion of MCC's private equity valuation is $38,000,000 or more;

                  (ii) 1,333,333 Escrow Shares if VDC's portion of MCC's private equity valuation is $65,000,000 or more; and

                  (iii) 2,000,000 Escrow Shares if VDC's portion of MCC's private equity valuation is $83,000,000 or more.

"Private equity valuation" shall be determined by an independent qualified investment banker or appraiser acceptable to both parties, whose determination shall take into account a number of relevant factors including without limitation MCC's indebtedness and whose determination shall be binding on the parties absent manifest error.

         (d) All Escrow Shares shall be delivered immediately in the event that:

                  (i) the market price (the closing price at which a share of VDC common stock trades on the date in question, as quoted on the NASDAQ National Market or Small Cap Market or on a national securities exchange) of a share of VDC's common stock (the "VDC Stock") is less than $5.00 on any 40 trading days during the 120 consecutive trading days subsequent to August 31, 1999;

                  (ii) the VDC Stock is no longer traded or quoted on a national exchange or the NASDAQ National Market or Small Cap Market (unless as the result of VDC's acquisition by a successor and receipt by its shareholders of securities which are and remain traded on a national exchange or the NASDAQ National Market or Small Cap Market or VDC is acquired for consideration per share of $5.00 or more in cash or property); or

                  (iii) VDC receives more than $2,500,000 in gross proceeds from one or more public or private offerings of VDC Stock or securities convertible into shares of VDC Stock at an aggregate average price per share of VDC Stock (or such amount of other securities as is convertible into a share of VDC Stock) of $2.625 or less, or VDC issues shares of VDC Stock or securities convertible into shares of VDC Stock having a fair market value (determined in the same manner as Proceeds are valued in subsection (b) above) in excess of $2,500,000 and at an average fair market value per share of VDC Stock (or such amount of other securities as are convertible into shares of VDC Stock) of $2.625 or less.

         3. Delivery of Escrow Shares to VDC. All Escrow Shares not delivered or deliverable to PortaCom as of the end of the Escrow Period under Section 2 above shall be delivered by the Disbursing Agent to VDC for cancellation.

         4. The Release by VDC of PortaCom. For and in consideration of the agreements and other mutual covenants set forth in this Agreement, VDC and all of its parent corporations, subsidiaries, affiliates, officers, directors, shareholders, agents, attorneys, representatives, predecessors, successors and assigns, do hereby fully and forever remise, release, acquit and forever discharge PortaCom and its parent corporations, subsidiaries, affiliates, predecessors, successors, assigns, and all of its present and former officers, directors, shareholders, employees, agents, representatives, attorneys, insurers, and all of the foregoing's present and former officers, directors, partners, principals, employees, shareholders, trustees, attorneys, insurers, and their respective spouses, successors, heirs, executors, estates, administrators, representatives, attorneys and agents, from and against all claims, causes of action, demands, or suits of any kind, known or unknown, arising out of or related in any way to the Asset Sale, the 1997 Sale Agreement, the Asset Purchase Agreement, the Plan, the disclosure statement relating to the Plan, the MCC Shares and MCC Warrants, the VDC Shares or the Escrowed Funds that were or could have been asserted by VDC from the beginning of time through the date of execution of this Agreement. Nothing contained in the foregoing release shall operate to discharge any party of its obligations under this Agreement, the Plan, the Asset Purchase Agreement, the MOU, the Escrow Agreement or the October 20 Stipulation.

         5. The Release by PortaCom of VDC. For and in consideration of the agreements and other mutual covenants set forth in this Agreement, PortaCom and all of its parent corporations, subsidiaries, affiliates, officers, directors, shareholders, agents, attorneys, representatives, predecessors, successors and assigns, do hereby fully and forever remise, release, acquit and forever discharge VDC and its parent corporations, subsidiaries, affiliates, predecessors, successors, assigns, and all of its present and former officers, directors, shareholders, employees, agents, representatives, attorneys, insurers, and all of the foregoing's present and former officers, directors, partners, principals, employees, shareholders, trustees, attorneys, insurers, and their respective spouses, successors, heirs, executors, estates, administrators, representatives, attorneys and agents, from and against all claims, causes of action, demands, or suits of any kind, known or unknown, arising out of or related in any way to the Asset Sale, the 1997 Sale Agreement, the Asset Purchase Agreement, the Plan, the disclosure statement relating to the Plan, the MCC Shares and MCC Warrants, the VDC Shares or the Escrowed Funds that were or could have been asserted by PortaCom from the beginning of time through the date of execution of this Agreement. Nothing contained in the foregoing release shall operate to discharge any party of its obligations under this Agreement, the Plan, the Asset Purchase Agreement, the MOU, the Escrow Agreement or the October 20 Stipulation.

         6. Scope of the Releases. The foregoing releases are made based upon the Settling Parties' full and complete investigation of their respective rights and potential claims against the other party to this Agreement. The Settling Parties assume responsibility for any injury, damages or loss which may hereafter arise with respect to the matters covered by such releases, except as specifically set forth above, although unknown or unanticipated at the time of the execution of this Agreement. The foregoing releases shall not impair or affect the Settling Parties' respective, prospective rights and/or performance obligations under the Plan, Asset Purchase Agreement, the MOU, the Escrow Agreement, the October 20 Stipulation or this Agreement.

         7. Escrowed Funds. VDC shall not seek to compel PortaCom to disgorge or otherwise seek to recover from PortaCom, the Escrow Agent, the Disbursing Agent or Allowed Claimants any portion of the Escrowed Funds that have been paid or are payable to Allowed Claimants.

         8. Parties to Bear Own Expenses. The Settling Parties agree to bear their own expenses, including attorney fees, in connection with the negotiation and settlement of the disputes between them, including the execution of this Agreement and all related matters, except as otherwise agreed in writing.

         9. Future Challenge to this Agreement.If either VDC or PortaCom (the "Filing Party") commences a legal action, proceeding, adversary proceeding against the other party hereto (the "Responding Party"), either challenging the enforceability of this Agreement or claiming a breach of the terms of this Agreement, the party which prevails in such a legal action, proceeding or adversary proceeding shall be entitled to be reimbursed by the other party hereto for all of its expenses and costs incurred in connection with such legal action, proceeding or adversary proceeding, including, but not limited to, attorneys' fees, accounting fees, investment banker fees, other professional fees, disbursements, costs, and/or costs of suit. The Settling Parties covenant and agree not to challenge the enforceability of this Agreement or claim a breach hereof unless there exists a reasonable basis in law and fact to do so. In the event that the claims raised by the Filing

Party are determined by a court of competent jurisdiction to be without reasonable basis in law or fact, the covenant in the preceding sentence shall be breached and the Filing Party shall pay to the Responding Party liquidated damages in an amount determined by the following formula: the value of the shares of VDC common stock (including treasury stock) held by the Responding Party on the date that the Filing Party commences a legal action against the Responding Party subtracted by the value of the shares of VDC common stock held by the Responding Party on the date that the court determines that the legal action has no reasonable basis in law or fact. The Settling Parties acknowledge that calculating the damages caused by a breach of the covenants in this Section would be difficult to estimate accurately and that the foregoing formula is a reasonable approximation thereof and is intended as a fair allocation and liquidation of damages and not as a penalty against the Filing Party. The liquidated damages provided for in this Section shall be the exclusive remedy available to the Responding Party to compensate it for the harm caused by the Filing Party for breaching the covenants contained in this Section.

         10. Covenants of VDC. VDC hereby covenants and agrees that it shall:

         (a) In order to permit PortaCom to fund administration expenses payable to Class 1 Allowed Claimants under the Plan: (x) cause its counsel to deliver legal opinions acceptable to such counsel as may be reasonably requested by PortaCom in connection with the resale of shares of VDC common stock by PortaCom and (y) to the extent permitted under applicable federal and state securities laws, provide to PortaCom upon reasonable request copies of reports filed by VDC with the Securities and Exchange Commission and other publicly available information concerning VDC. It is expressly understood by the parties hereto that this paragraph shall not impose any obligation on VDC to act as a purchaser or broker in relation to the resale of the shares of VDC common stock.

         (b) Use reasonable efforts (exclusive of initiating litigation) to assist PortaCom in obtaining the return of the Third Series shares pledged to MCC under the Pledge Agreement to secure PortaCom's contingent contractual indemnification obligations under the Termination Agreement dated September 11, 1996 by and among PortaCom, MCC, and Max E. Bobbit (the "Termination Agreement") upon the earliest occurrence of several Release Conditions (as defined in the Pledge Agreement).

         (c) On or shortly after March 17, 1999, issue to the transfer agent for VDC's common stock instructions to remove from certificates evidencing shares of the "Second Series" all restrictive legends.

         11. General Representations and Warranties. Each party represents and warrants to the others as follows:

         (a) Power and Authorization. It has all requisite power and authority (corporate and otherwise) to enter into this Agreement, and has duly authorized by all necessary action (including without limitation by its board of directors) the execution and delivery hereof by the officer or individual whose name is signed on its behalf below.

         (b) No Conflict. Its execution and delivery of this Agreement and the performance of its obligations hereunder, do not and will not conflict with or result in a breach of or a default under its organizational instruments or any other agreement, instrument, order, law or regulation applicable to it or by which it may be bound.

         (c) Enforceability. This Agreement has been duly and validly executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights and except as enforcement is subject to general equitable principles.

         12. Further Actions. The parties agree to execute such additional documents and to perform all such other and further acts as may be reasonably necessary or desirable to carry out the purposes and intents of this Agreement, at the cost of the requesting party.

         13. Notices. All notices, requests, instructions, consents and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed received (i) on the same day if delivered in person, by same-day courier or by telegraph, telex or facsimile transmission (provided that telegraph, telex or facsimile notice shall be deemed received on the next business day if received after 5:00 p.m. local time), (ii) on the next day if delivered by overnight mail or courier, or (iii) on the date indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Sundays) if delivered by certified or registered mail, postage prepaid, to the party for whom intended to the following addresses:

         If to PortaCom:

         Michael Richard
         PortaCom Wireless, Inc.
         10061 Talbert Avenue, Suite 200
         Fountain Valley, CA 92708
         Fax: 714-593-3264

                  and

         Mr. Steven Rosner
         c/o SLD Capital Corporation
         One Belmont Avenue,
         Ste. 417
         Bala Cynwyd, PA 19004
         Fax: 610-660-5905


                  With a copy to:

         Michael C. Forman, Esquire
         Klehr, Harrison, Harvey, Branzburg & Ellers LLP
         1401 Walnut Street
         Philadelphia, PA 19102
         Fax: 215-568-6603

         If to VDC:

         Frederick A. Moran, CEO
         VDC Communications, Inc.
         75 Holly Hill Lane
         Greenwich, CT 06830
         Fax: 203-552-0908

                  With copies to:

         Stuart Brown, Esquire
         Buchanan, Ingersoll, P.C.
         Eleven Penn Center
         1835 Market Street, 14th Floor
         Philadelphia, PA 19103
         Fax: 215-665-8760

         Louis Frost, Esquire
         VDC Communications, Inc.
         75 Holly Hill Road
         Greenwich, CT  06830
         Fax:  203-552-0908

         Each party may by written notice given to the other in accordance with this Agreement change the address to which notices to such party are to be delivered.
         14. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between them with respect to the subject matter hereof. Each party has executed this Agreement without reliance upon any promise, representation or warranty other than those expressly set forth herein and neither party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. Each party acknowledges that (i) it has carefully read this Agreement, (ii) it has had the assistance of legal counsel of its choosing (and such other professionals and advisors as it has deemed necessary) in the review and execution hereof, (iii) the meaning and effect of the various terms and provision hereof have been fully explained to it by such counsel, (iv) it has conducted such investigation, review and analysis as it has deemed necessary to understand the provisions of this Agreement and the transactions contemplated hereby, and (v) it has executed this Agreement of its own free will.

         15. Amendment. No amendment of this Agreement shall be effective unless embodied in a written instrument executed by all of the parties.

         16. Waiver of Breach. The failure of any party hereto at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any provisions hereof or the right of any party hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

         17. Assignability. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns; provided, however, except as otherwise expressly permitted hereunder, no party hereto may assign this Agreement or any rights hereunder to any person or entity without the prior written consent of the other parties, and any attempted assignment without such consent shall be void.

         18. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal substantive and procedural laws of the Commonwealth of Pennsylvania without regard to conflict of laws principles. The parties consent to the personal jurisdiction and venue of the Court of Common Pleas of Philadelphia County (Pennsylvania) and the United States District Court for the Eastern District of Pennsylvania and further consent that any process, notice of motion or other application to either such court or a judge thereof may be served outside the Commonwealth of Pennsylvania by registered or certified mail or by personal service in compliance with Section 13 hereof, provided that a reasonable time for appearance and in any event not less than 72 hours after receipt of service, is allowed.

         19. Duties Ministerial. The duties of the Disbursing Agent are entirely ministerial and not discretionary. The Disbursing Agent may rely upon any order of court, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Disbursing Agent shall in good faith believe to be genuine, to have been entered of record.

         20. Release of, and Covenant not to Sue, Disbursing Agent. In consideration for the Disbursing Agent's agreement to perform its duties under this Agreement, the Settling Parties, and their respective shareholders, partners, officers, employees, agents, successors and assigns, jointly and severally, hereby waive any suit, claim, demand or cause of action of any kind which any of them may have or may assert against the Disbursing Agent arising out of or relating to the execution or performance by the Disbursing Agent of its duties under this Agreement, unless such suit, claim or demand or cause of action arises from the gross negligence or willfulness of the Disbursing Agent. The Settling Parties, jointly and severally, hereby irrevocably covenant not to sue or commence or join in any proceedings, whether legal, equitable or otherwise against the Disbursing Agent on account of any act or omission to act on the part of the Disbursing Agent, unless such action or omission was willful or grossly negligent. Further, to induce the Disbursing Agent to act hereunder, the parties hereto agree to indemnify, defend and hold the Disbursing Agent harmless from any liability incurred by any action taken or omission by the Disbursing Agent, except for gross negligence or willful acts, including, but not limited to its reasonable attorneys' fees and costs in connection therewith.

         21. Headings. The headings of sections and subsections have been included for convenience only and shall not be considered in interpreting this Agreement.

         22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement. This Agreement may be executed and delivered via electronic facsimile transmission with the same force and effect as if it were executed and delivered by the parties simultaneously in the presence of one another.

         23. Interpretation and Construction. This Agreement has been fully and freely negotiated by the parties hereto, shall be considered as having been drafted jointly by the parties hereto, and shall be interpreted and construed as if so drafted, without construction in favor of or against any party on account of its participation in the drafting hereof.




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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first written above.

                                                    PORTACOM WIRELESS, INC.



Attest:/s/ Tom Madden                               By:/s/ Michael Richard
       --------------                               ----------------------------

                                                    Its: Chief Executive Officer



                                                    VDC COMMUNICATIONS, INC.



Attest:/s/ Clayton F. Moran                        By:/s/ Frederick A. Moran
       --------------------                               ----------------------
                                                          Its: Chairman and CEO


Witness:

/s/ Tom Madden                                     /s/ Michael Richard
---------------------------                        -----------------------------
                                                   Michael Richards

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